UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) December 27, 2006

NOVADEL PHARMA INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-32177	22-2407152
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

25 Minneakoning Road

Flemington, New Jersey 08822

(Address of principal executive offices) (Zip Code)

(908) 782-3431

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02	Unregistered Sales of Equity Securities.

As disclosed on December 15, 2006, NovaDel Pharma Inc., a Delaware corporation (the “Company”), entered into a Securities Purchase Agreement (the “Securities Purchase Agreement”) with certain accredited investors, pursuant to which the Company issued and sold an aggregate of 9,823,983 shares of the Company’s common stock, $0.001 par value per share (the “Common Stock”) at a purchase price of $1.45 per share, and warrants to purchase up to approximately 3,929,593 shares of Common Stock, which will not be exercisable until the six (6) month anniversary of the date of issuance and shall expire five (5) years from the date they become exercisable, at an exercise price of $1.70 per share (the “Warrant”).

The private placement closed on December 27, 2006.  The Company received gross proceeds equal to approximately $12.8 million, with an additional $1.4 expected in early January, 2007.

Oppenheimer & Co. Inc. (“Oppenheimer”) has acted as the lead placement agent for this private placement, with Griffin Securities, Inc. (“Griffin,” together with Oppenheimer, the “Placement Agents”) acting as co-placement agent.  The Placement Agents shall receive compensation for acting as Placement Agents made up of cash compensation equal to 7% of the proceeds from the sale of the Common Stock, or approximately $997,134, and warrants to purchase shares of Common Stock equal to 5% of the shares of Common Stock purchased, subject to certain exclusions, or warrants to purchase 491,199 shares (such warrants will have the same terms as those issued to the investors), plus expenses. The Company will receive net proceeds of $13.0 million, after deducting commissions and estimated expenses.

The securities sold in this private placement were exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 4(2) thereof and Rule 506 of Regulation D promulgated thereunder, based in part upon the Company’s reliance upon the truth and accuracy of each of the representations made by the investors in the Securities Purchase Agreement and that (i) all of the investors were “accredited” within the meaning of Rule 501(a); (ii) the transfer of the securities pursuant to the Securities Purchase Agreement were restricted by the Company in accordance with Rule 502(d); (iii) there were no non-accredited investors in the transaction within the meaning of Rule 506(b), after taking into consideration all prior investors under Section 4(2) of the Securities Act within the twelve months preceding the transaction; and (iv) none of the offers and sales were effected through any general solicitation or general advertising within the meaning of Rule 502(c). As such, the securities may not be offered or sold in the United States in the absence of an effective registration statement or exemption from the registration requirements under the Securities Act. In accordance with the terms of the Securities Purchase Agreement, the Company has agreed to file a resale registration statement on Form S-3 on or prior to 30 days after closing to register, pursuant to the Securities Act, the shares of Common Stock and shares of Common Stock underlying the Warrants, acquired by the investors.

A complete copy of each of the form of Warrant, Securities Purchase Agreement and Placement Agent Agreement are filed herewith as Exhibits 4.1, 10.1 and 10.2 respectively, and are incorporated herein by reference. The foregoing descriptions of: (i) the Warrant; (ii) the Securities Purchase Agreement; and (iii) the Placement Agent Agreement; and any other documents or filings referenced herein are qualified in their entirety by reference to such exhibits, documents or filings. A copy of the Company’s press release is filed herewith as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits.
(d)	Exhibits.

Exhibit No.	Description

4.1	Form of Warrant issued to certain accredited investors and the placement agent.

10.1	Securities Purchase Agreement by and between the Company and certain accredited investors (with attached schedule of parties and terms thereto).

10.2	Placement Agent Agreement, dated as of November 21, 2006, by and between the Company and Oppenheimer & Co. Inc.

99.1	Press Release, dated December 28, 2006, announcing the closing of the private placement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

NOVADEL PHARMA, INC.

Dated: January 4, 2007	By: /s/ Michael Spicer
Name: Michael Spicer Title: Chief Financial Officer